Exhibit 99.1

VISHAY REPORTS RESULTS FOR SECOND QUARTER 2016

•	Revenues for Q2 2016 of $590 million
•	Operating Margin Q2 of 8.4%
•	Adjusted Operating Margin Q2 of 9.1%
•	EPS Q2 of $0.22
•	Adjusted EPS Q2 of $0.23
•	Cash from operations for trailing twelve months Q2 of $248 million and capital expenditures of $149 million
•	Repurchased 0.5 million shares in Q2
•	Guidance for Q3 2016 for revenues of $570 - $610 million and gross margins of 24% - 26%

MALVERN, PENNSYLVANIA – August 2, 2016 – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter and six fiscal months ended July 2, 2016.

Revenues for the fiscal quarter ended July 2, 2016 were $590.1 million, compared to $590.5 million for the fiscal quarter ended July 4, 2015.  The net earnings attributable to Vishay stockholders for the fiscal quarter ended July 2, 2016 were $33.1 million, or $0.22 per diluted share, compared to $26.3 million, or $0.17 per diluted share for the fiscal quarter ended July 4, 2015.

Net earnings attributable to Vishay stockholders for the fiscal quarter ended July 2, 2016 include a gain on early extinguishment of debt of $1.0 million, restructuring and severance costs of $4.5 million, and a $1.2 million remeasurement of the deferred tax liability recorded for the cash repatriation program announced in the fourth fiscal quarter of 2015.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended July 4, 2015 include restructuring and severance costs of $5.7 million.  These items are summarized on the attached reconciliation schedule. Adjusted earnings per diluted share, which exclude these items, were $0.23 and $0.20 for the fiscal quarters ended July 2, 2016 and July 4, 2015, respectively.

Commenting on the results for the second quarter 2016, Dr. Gerald Paul, President and Chief Executive Officer, stated, "As expected the broad recovery from the first quarter continued in the second quarter, at a slower pace though. As in the previous quarters the automotive market and several industrial product sectors continue to do well. The sales of Vishay products by its distributors to end customers increased. Inventory turns for Vishay products at distributors were stable. The production move of MOSFETs has been finalized as scheduled and we will enjoy the cost benefits going forward."

Commenting on the outlook Dr. Paul stated, "For the third quarter, we guide for revenues of $570 to $610 million and gross margins of 24% to 26% at constant exchange rates."

A conference call to discuss Vishay's second quarter financial results is scheduled for Tuesday, August 2, 2016 at 9:00 a.m. ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 39141597.

There will be a replay of the conference call from 12:00 p.m. ET on Tuesday, August 2, 2016 through 11:59 p.m. ET on Tuesday, August 9, 2016. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 39141597.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

About Vishay

Vishay Intertechnology, Inc., a Fortune 1000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the term "EBITDA" is not defined in GAAP, the measure is derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation, repatriation of foreign earnings, cost reduction programs and their financial impact, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; delays or difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in applicable domestic and foreign tax regulations and uncertainty regarding the same;  and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	July 2, 2016	April 2, 2016	July 4, 2015

Net revenues	$590,051	$570,606	$590,470
Costs of products sold	443,923	433,297	448,988
Gross profit	146,128	137,309	141,482
Gross margin	24.8%	24.1%	24.0%

Selling, general, and administrative expenses	92,253	90,286	91,652
Restructuring and severance costs	4,467	6,475	5,660
Operating income	49,408	40,548	44,170
Operating margin	8.4%	7.1%	7.5%

Other income (expense):
Interest expense	(6,270)	(6,466)	(6,736)
Other	2,256	779	1,160
Gain on early extinguishment of debt	986	3,611	-
Total other income (expense) - net	(3,028)	(2,076)	(5,576)

Income before taxes	46,380	38,472	38,594

Income taxes	13,151	10,320	12,076

Net earnings	33,229	28,152	26,518

Less: net earnings attributable to noncontrolling interests	143	138	250

Net earnings attributable to Vishay stockholders	$33,086	$28,014	$26,268

Basic earnings per share attributable to Vishay stockholders	$0.22	$0.19	$0.18

Diluted earnings per share attributable to Vishay stockholders	$0.22	$0.19	$0.17

Weighted average shares outstanding - basic	147,643	147,832	147,700

Weighted average shares outstanding - diluted	149,845	150,627	151,700

Cash dividends per share	$0.0625	$0.0625	$0.0600

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Six fiscal months ended
	July 2, 2016	July 4, 2015

Net revenues	$1,160,657	1,183,906
Costs of products sold	877,220	897,386
Gross profit	283,437	286,520
Gross margin	24.4%	24.2%

Selling, general, and administrative expenses	182,539	187,722
Restructuring and severance costs	10,942	7,070
Operating income	89,956	91,728
Operating margin	7.8%	7.7%

Other income (expense):
Interest expense	(12,736)	(13,097)
Other	3,035	4,620
Gain on early extinguishment of debt	4,597	-
Total other income (expense) - net	(5,104)	(8,477)

Income before taxes	84,852	83,251

Income taxes	23,471	25,808

Net earnings	61,381	57,443

Less: net earnings attributable to noncontrolling interests	281	476

Net earnings attributable to Vishay stockholders	$61,100	$56,967

Basic earnings per share attributable to Vishay stockholders	$0.41	$0.39

Diluted earnings per share attributable to Vishay stockholders	$0.41	$0.37

Weighted average shares outstanding - basic	147,739	147,699

Weighted average shares outstanding - diluted	150,237	152,183

Cash dividends per share	$0.125	$0.120

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	July 2, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$475,167	$475,507
Short-term investments	546,110	619,040
Accounts receivable, net	295,427	272,559
Inventories:
Finished goods	116,386	108,869
Work in process	190,780	201,045
Raw materials	107,936	110,657
Total inventories	415,102	420,571

Prepaid expenses and other current assets	97,123	99,815
Total current assets	1,828,929	1,887,492

Property and equipment, at cost:
Land	90,973	89,593
Buildings and improvements	570,245	562,171
Machinery and equipment	2,426,160	2,380,299
Construction in progress	64,116	79,910
Allowance for depreciation	(2,301,084)	(2,246,677)
	850,410	865,296

Goodwill	141,923	138,244

Other intangible assets, net	95,725	103,258

Other assets	150,435	158,696
Total assets	$3,067,422	$3,152,986

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	July 2, 2016	December 31, 2015
	(unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$7	$4
Trade accounts payable	149,713	157,210
Payroll and related expenses	112,886	113,976
Other accrued expenses	158,859	164,336
Income taxes	16,094	22,198
Total current liabilities	437,559	457,724

Long-term debt less current portion	335,144	436,738
Deferred income taxes	298,325	305,413
Other liabilities	64,123	60,450
Accrued pension and other postretirement costs	251,375	264,618
Total liabilities	1,386,526	1,524,943

Equity:
Vishay stockholders' equity
Common stock	13,507	13,546
Class B convertible common stock	1,213	1,213
Capital in excess of par value	2,054,247	2,058,492
Retained earnings (accumulated deficit)	(276,804)	(319,448)
Accumulated other comprehensive income (loss)	(116,408)	(131,327)
Total Vishay stockholders' equity	1,675,755	1,622,476
Noncontrolling interests	5,141	5,567
Total equity	1,680,896	1,628,043
Total liabilities and equity	$3,067,422	$3,152,986

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Six fiscal months ended
	July 2, 2016	July 4, 2015

Operating activities
Net earnings	$61,381	$57,443
Adjustments to reconcile net earnings (loss) to
net cash provided by operating activities:
Depreciation and amortization	79,117	90,185
(Gain) loss on disposal of property and equipment	76	(115)
Accretion of interest on convertible debentures	2,259	2,090
Inventory write-offs for obsolescence	11,225	9,329
Gain on early extinguishment of debt	(4,597)	-
Other	(12,287)	(10,924)
Changes in operating assets and liabilities,
net of effects of businesses acquired	(42,203)	(55,646)
Net cash provided by operating activities	94,971	92,362

Investing activities
Purchase of property and equipment	(51,073)	(49,550)
Proceeds from sale of property and equipment	193	1,675
Purchase of short-term investments	(274,524)	(185,583)
Maturity of short-term investments	351,326	91,450
Sale of short-term investments	-	503
Sale of other investments	-	400
Other investing activities	2,975	1,274
Net cash provided by (used in) investing activities	28,897	(139,831)

Financing activities
Principal payments on long-term debt and capital lease obligations	(34,044)	-
Net proceeds (payments) on revolving credit lines	(66,000)	(30,000)
Net changes in short-term borrowings	(725)	(1)
Common stock repurchases	(6,123)	-
Dividends paid to common stockholders	(16,924)	(16,252)
Dividends paid to Class B common stockholders	(1,516)	(1,456)
Excess tax benefit from RSUs vested	-	21
Distributions to noncontrolling interests	(707)	(725)
Net cash provided by (used in) financing activities	(126,039)	(48,413)
Effect of exchange rate changes on cash and cash equivalents	1,831	(13,270)

Net increase (decrease) in cash and cash equivalents	(340)	(109,152)

Cash and cash equivalents at beginning of period	475,507	592,172
Cash and cash equivalents at end of period	$475,167	483,020

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Six fiscal months ended
	July 2, 2016	April 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015

GAAP net earnings attributable to Vishay stockholders	$33,086	$28,014	$26,268	$61,100	$56,967

Reconciling items affecting operating margin:
Restructuring and severance costs	$4,467	$6,475	$5,660	$10,942	$7,070

Reconciling items other income (expense):
Gain on early extinguishment of debt	$(986)	$(3,611)	$-	$(4,597)	$-

Reconciling items affecting tax expense (benefit):
Tax effects of items above and other one-time tax expense (benefit)	$(2,325)	$(1,656)	$(1,988)	$(3,981)	$(2,496)

Adjusted net earnings	$34,242	$29,222	$29,940	$63,464	$61,541

Adjusted weighted average diluted shares outstanding	149,845	150,627	151,700	150,237	152,183

Adjusted earnings per diluted share*	$0.23	$0.19	$0.20	$0.42	$0.40

* Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Six fiscal months ended
	July 2, 2016	April 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015

GAAP net earnings attributable to Vishay stockholders	$33,086	$28,014	$26,268	$61,100	$56,967
Net earnings attributable to noncontrolling interests	143	138	250	281	476
Net earnings	$33,229	$28,152	$26,518	$61,381	$57,443

Interest expense	$6,270	$6,466	$6,736	$12,736	$13,097
Interest income	(1,033)	(1,133)	(1,028)	(2,167)	(2,225)
Income taxes	13,151	10,320	12,076	23,471	25,808
Depreciation and amortization	39,100	40,017	44,775	79,117	90,185
EBITDA	$90,717	$83,822	$89,077	$174,538	$184,308

Reconciling items
Restructuring and severance costs	$4,467	$6,475	$5,660	10,942	7,070
Gain on early extinguishment of debt	(986)	(3,611)	-	(4,597)	-

Adjusted EBITDA	$94,198	$86,686	$94,737	$180,883	$191,378

Adjusted EBITDA margin**	16.0%	15.2%	16.0%	15.6%	16.2%

** Adjusted EBITDA as a percentage of net revenues

Source: Vishay Intertechnology, Inc.
Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
 +1-610-644-1300